UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2010

CYBERDEFENDER CORPORATION
(Exact name of registrant as specified in its charter)

California	333-138430	65-1205833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

617 West 7th Street, Suite 1000, Los Angeles, California	90017
(Zip Code)

Registrant’s telephone number, including area code:	(213) 689-8631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 26, 2010, CyberDefender Corporation (the “Company”) entered into an Amended and Restated Key Executive Employment Agreement with each of Gary Guseinov, the Company’s Chief Executive Officer, Kevin Harris, the Company’s Chief Financial Officer, and Igor Barash, the Company’s Chief Information Officer.  The Company’s board of directors (the “Board”) unanimously approved these agreements.  The following brief description of the terms and conditions of these agreements is qualified in its entirety by reference to the agreements, which are attached as exhibits to this Current Report.

Amended and Restated Key Executive Employment Agreement with Gary Guseinov (the “Guseinov Agreement”)

The Guseinov Agreement has a term of three years commencing as of January 1, 2010 and will renew for successive one year periods if not terminated sooner in accordance with its terms.  Pursuant to the Guseinov Agreement, the Company will pay Gary Guseinov (“Mr. Guseinov”) an annual base salary of $281,250 per year plus certain reimbursable expenses, including cell phone, home Internet, car payment and car insurance, in an aggregate amount not to exceed the limit established by the Board.   The Company will review Mr. Guseinov’s base salary every six months and the Board may in its discretion increase Mr. Guseinov’s base salary at such intervals without amendment or modification of the Guseinov Agreement.  Mr. Guseinov will be entitled to participate in any incentive bonus compensation plan as the Board may adopt from time to time; provided that Mr. Guseinov may not receive more than 50% of his base salary for any twelve month period.  The Company will provide, at its cost, at least $3,000,000 in key man life insurance on Mr. Guseinov’s life during the term of the Guseinov Agreement and Mr. Guseinov will have the right to designate the beneficiary of $1,000,000 of the policy or policies, and the Company will be the beneficiary of $2,000,000 of the policy or policies.  If the Company terminates Mr. Guseinov’s employment without cause during the term of the Guseinov Agreement, or takes actions that constitute constructive termination, then Mr. Guseinov will be entitled to accrued but unpaid salary, earned and pro rata bonus compensation, full vesting of all unvested stock and stock options (though Mr. Guseinov does not currently have any stock options or unvested stock), vested benefits under the Company’s employee benefit plans, continuing payment of Mr. Guseinov’s base salary in effect at the time of termination for the greater of nine months following the date of termination or the balance of the then applicable term and continuing coverage of Mr. Guseinov, his spouse and children, if any, at the Company’s expense, under any health and dental insurance plans that covered Mr. Guseinov immediately prior to his termination, for a period of six months following the date of termination.

Amended and Restated Key Executive Employment Agreement with Kevin Harris (the “Harris Agreement”)

The Harris Agreement has a term of three years commencing as of January 1, 2010 and will renew for successive one year periods if not terminated sooner in accordance with its terms.  Pursuant to the Harris Agreement, the Company will pay Kevin Harris (“Mr. Harris”) an annual base salary of $237,500 per year plus certain reimbursable expenses, including cell phone, home Internet, car payment and car insurance, in an aggregate amount not to exceed the limit established by the Board.   The Company will review Mr. Harris’s base salary every six months and the Board may in its discretion increase Mr. Harris’s base salary at such intervals without amendment or modification of the Harris Agreement.  Mr. Harris shall retain his existing stock options for 400,000 shares exercisable for $1.00 per share granted pursuant to the terms of his original Key Executive Employment Agreement with the Company (which includes bonus options for 2009 and 2010), of which 325,000 option shares are deemed fully vested and the remaining 75,000 option shares will vest in three equal installments on June 30, 2010, September 30, 2010 and December 31, 2010.  Mr. Harris will receive an additional option to purchase 300,000 shares of common stock at an exercise price of $4.04 per share.   Mr. Harris will be entitled to participate in any incentive bonus compensation plan as the Board may adopt from time to time; provided that Mr. Harris may not receive more than 40% of his base salary for any twelve month period.  The Company will provide, at its cost, at least $1,000,000 in term life insurance on Mr. Harris’s life during the term of the Harris Agreement and Mr. Harris will be the beneficiary of 100% of such policy or policies.  If the Company terminates Mr. Harris’s employment without cause during the term of the Harris Agreement, or takes actions that constitute constructive termination, then Mr. Harris will be entitled to accrued but unpaid salary, earned and pro rata bonus compensation, full vesting of all unvested stock and stock options, vested benefits under the Company’s employee benefit plans, continuing payment of Mr. Harris’s base salary in effect at the time of termination for the greater of nine months following the date of termination or the balance of the then applicable term and continuing coverage of Mr. Harris, his spouse and children, if any, at the Company’s expense, under any health and dental insurance plans that covered Mr. Harris immediately prior to his termination, for a period of six months following the date of termination.

Amended and Restated Key Executive Employment Agreement with Igor Barash (the “Barash Agreement”)

The Barash Agreement has a term of three years commencing as of January 1, 2010 and will renew for successive one year periods if not terminated sooner in accordance with its terms.  Pursuant to the Barash Agreement, the Company will pay Igor Barash (“Mr. Barash”) an annual base salary of $218,750 per year plus certain reimbursable expenses, including cell phone, home Internet, car payment and car insurance, in an aggregate amount not to exceed the limit established by the Board.   The Company will review Mr. Barash’s base salary every six months and the Board may in its discretion increase Mr. Barash’s base salary at such intervals without amendment or modification of the Barash Agreement.  The unvested portion of Mr. Barash’s existing stock option for 150,000 shares exercisable for $1.00 per share, granted on or about July 1, 2008, will immediately vest and Mr. Barash will receive an additional option to purchase 50,000 shares of common stock at an exercise price of $4.04 per share.   Mr. Barash will be entitled to participate in any incentive bonus compensation plan as the Board may adopt from time to time; provided that Mr. Barash may not receive more than 30% of his base salary for any twelve month period.  The Company will provide, at its cost, at least $500,000 in term life insurance on Mr. Barash’s life during the term of the Barash Agreement and Mr. Barash will be the beneficiary of 100% of such policy or policies.  If the Company terminates Mr. Barash’s employment without cause during the term of the Barash Agreement, or takes actions that constitute constructive termination, then Mr. Barash will be entitled to accrued but unpaid salary, earned and pro rata bonus compensation, full vesting of all unvested stock and stock options, vested benefits under the Company’s employee benefit plans, continuing payment of Mr. Barash’s base salary in effect at the time of termination for the greater of six months following the date of termination or the balance of the then applicable term and continuing coverage of Mr. Barash, his spouse and children, if any, at the Company’s expense, under any health and dental insurance plans that covered Mr. Barash immediately prior to his termination, for a period of six months following the date of termination.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Key Executive Employment Agreement with Gary Guseinov

10.2	Amended and Restated Key Executive Employment Agreement with Kevin Harris

10.3	Amended and Restated Key Executive Employment Agreement with Igor Barash

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2010
CYBERDEFENDER CORPORATION

	By:	/s/ Kevin Harris
Kevin Harris
Chief Financial Officer